SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

July 11, 2006
Date of Report (Date of earliest event reported)

Schiff Nutrition International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 11, 2006, the Compensation Committee of the Board of Directors of the registrant approved bonus payments in accordance with the registrant’s management annual incentive program to the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of the registrant as follows:

Name and Title	Bonus
Bruce J. Wood, President and Chief Executive Officer	$426,600
Joseph W. Baty, Executive Vice President and Chief Financial Officer	$166,400
Thomas H. Elitharp, Executive Vice President—Operations and Support Services	$131,760
Daniel A. Thomson, Executive Vice President—Business Development, General Counsel and Corporate Secretary	$102,500

Aggregate bonus determinations for fiscal 2006 were based on the registrant’s performance against its target for “income from continuing operations before income taxes”. The extent to which the registrant meets or exceeds targeted “income from continuing operations before income taxes” determines the amount by which the bonus pool is funded and the percent of target bonus payable. Individual bonus amounts are also based on personal performance against established performance objectives. During fiscal 2006, the Compensation Committee retained the services of a third-party compensation consulting firm to review and analyze executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHIFF NUTRITION INTERNATIONAL, INC.

By:	/s/ Joseph W. Baty
Name: Joseph W. Baty
Title: Executive Vice President and Chief Financial Officer
Date: July 14, 2006